Exhibit 99.1

            Collectors Universe Reports Third Quarter EPS of $0.16

               Revenues From Continuing Operations Increase 33%

    NEWPORT BEACH, Calif., May 17 /PRNewswire-FirstCall/ Collectors Universe, Inc. (Nasdaq: CLCT), the leading provider of value-added grading and authentication services to dealers and collectors of high-end collectibles, today announced financial results for the third quarter and nine months of fiscal 2004 ended March 31, 2004.

    Financial Highlights:
     * Third quarter revenues from continued operations increased 33% over the corresponding period last year
     * Third quarter gross profit margins from continued operations increased to 64% from 60% over the corresponding period last year
     * Nine-month income from continued operations increased to $1.5 million, or $0.24 per diluted share from $228,000, or $0.04 per diluted share in the corresponding period last year
     * Third quarter total collectible units graded increased 19% in Q404 over the corresponding period last year

    Fiscal Third-Quarter Results
    Income from continuing operations increased to $791,000, or $0.13 per diluted share in the third quarter of 2004 from a loss of $75,000, or $0.01 per diluted share. However, discontinued operations recorded a profit of $201,000, or $0.03 per diluted share in the third quarter of fiscal 2004 compared to $50,000, or $0.01 per diluted share, in the same quarter of fiscal 2003. As a result, Collectors Universe reported a third-quarter net profit of $992,000, or $0.16 per diluted share, compared with a net loss of $25,000, or $0.00 per diluted share, in the third quarter of fiscal 2003.

    Fiscal Third-Quarter Results from Continuing Operations
    Net revenues from continuing operations increased 33% to $6.9 million in the third quarter of the current fiscal year from $5.2 million in the corresponding period last year. Driving the year-over-year top-line growth was a 19% increase in total collectible units graded to 542,000 units compared with 455,000 units for the fiscal 2003 period. The balance of the revenue increase was primarily due to a shift in the mix of collectibles being graded to a greater proportion of coins, which carry a higher average grading fee than sportscards.
    Gross profit from continuing operations increased 42% to $4.4 million this year from $3.1 million in the year-ago quarter, while gross profit margin grew to 64% from 60%. The previously mentioned revenue mix shift boosted gross margin, as did the increase in net revenues, which drove down the fixed element of cost of sales as a percent of total net revenues and accelerated margin leverage.
    The Company continued to demonstrate progress in improving operating efficiency. Selling, general and administrative expenses (SG&A) decreased 7% to $3.0 million in the 2004 fiscal quarter from $3.3 million in the corresponding prior-year period. As a percent of net revenues, SG&A declined to 44% from 63%, in the same quarter last year.

    Nine-Month Results
    Income from continuing operations increased to $1,5 million, or $0.24 per diluted share, in the nine months ended March 31, 2004, from $228,000, or $0.04 per diluted share, in the corresponding period of the prior year. Discontinued operations incurred a loss of $534,000, or $0.09 per diluted share, in the nine months ended March 31, 2004. The Company reported a net profit for the first nine months of fiscal 2004 of $945,000, or $0.15 per diluted share.
    In the nine months ended March 31, 2003, the Company incurred a net loss of $9.1 million, or $1.48 per diluted share. These results include a non-cash goodwill impairment charge of $56,000 or $0.01 per diluted share, in continuing operations recorded as the cumulative effect of a change in accounting principle and a loss from discontinued operations of $9.4 million, or $1.52 per diluted share, which included a non-cash goodwill impairment charge of $8.9 million, or $1.44 per share.

    Nine-Month Results from Continuing Operations
    Net revenues from continuing operations increased 30% to $18.7 million in the first nine months of fiscal 2004 from $14.4 million a year ago. This increase resulted from a 12% growth in total collectibles units graded to 1,606,000 units this year from 1,434,000 last year and a shift in the mix of total items graded to a greater proportion of coins.
    Gross profit from continuing operations increased 34% to $11.8 million in the nine months ended March 31, 2004, from $8.8 million in the corresponding period last year, reflecting the increase in higher margin coin grading submissions relative to sportscard grading submissions. The gross profit margin rose modestly from 61% to 64% as the growth in revenues drove down the fixed elements in cost of sales as a percent of total revenues.
    SG&A increased 1% to $9.3 million in the 2004 fiscal period from $9.2 million in the corresponding prior-year period; however, SG&A as a percent of net revenues improved to 49% from 64%, respectively.

    Focus on Growth of Grading Segment to Increase Profitability
    "I am pleased with our third quarter performance. We have delivered year-over-year revenue growth and profit improvement from our grading and authentication segment," commented Chief Executive Officer Michael Haynes.
"We believe that the improvements in our gross profit and gross profit margin, particularly in the third quarter, demonstrate the impact of increased revenue on our profitability. We are pursuing opportunities to further expand our revenues through organic growth in our grading businesses and by making opportunistic acquisitions that will increase the volume of grading submissions."

    Financial Condition
    At March 31, 2004, Collectors Universe had cash and cash equivalents of $15.7 million compared with cash and cash equivalents of $4.5 million at fiscal year end June 30, 2003. Continuing operations provided net cash of $3.7 million during the nine-month period ended March 31, 2004, compared with $934,000 in the nine-month period ended March 31, 2003. This organically generated cash flow was derived primarily from operating profits, combined with collections of tax refunds and notes receivable.
    Inventories totaled $403,000 at March 31, 2004, compared with $180,000 at the end of fiscal 2003. Assets totaled $34.1 million at March 31, 2004, compared with $32.3 million at fiscal year end, and assets of discontinued operations accounted for $7.7 million and $16.3 million, respectively, of the total.
    Total stockholders' equity was $28 million at March 31, 2004, compared with $26.3 million at June 30, 2003. The Company currently has no debt.

    Fiscal 2004 Outlook
    Mr. Haynes stated, "As we announced earlier this year, we made the decision to exit the commerce business and focus our time, talent and financial resources on the higher margin grading and authentication business. Since that decision and as of the filing date of the March 31, 2004 Form 10-Q, we have now sold our entire auction operations and discontinued all of our retail business."
    Commenting on the outlook for the remaining quarter in fiscal 2004, Haynes said, "We see a continuation of the positive trends we experienced in the first three quarters of fiscal 2004. We have begun to rebuild revenues and will remain focused on cost controls in order to maximize our bottom line.

    Conference Call and Webcast
    Management will host a conference call and simultaneous webcast today at 2:00 p.m. Pacific/5:00 p.m. Eastern to discuss third-quarter fiscal 2004 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the Company's web site at www.collectors.com, click on 'Investor Home' under the Investor Information menu, and find the webcast link under 'Conference Calls.' An online replay will be available for 12 months on www.collectors.com, or a phone replay will be available through May 24, 2004, by dialing 303-590-3000 or 800-405-2236 and entering the passcode 578519#.

    About Collectors Universe
    Collectors Universe, Inc. is the leading provider of essential services to the high-end collectibles market. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company grades and authenticates collectible coins, sports cards, stamps, and autographs.
The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Forward-Looking Statements
    This news release contains statements regarding our expectations about our future financial performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our actual results in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, either of which could reduce the volume of grading submissions and, therefore, the grading fees we generate; potential losses on owned collectible merchandise or the need to adjust these inventories to fair market value through inventory write downs; our dependence on a limited number of key management personnel the loss of any of which could adversely affect future financial performance; and seasonality and potential fluctuations in quarterly operating results and quarterly cash flows. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission. In addition, although we believe that our strategy to exit the commerce segment of our business and focus substantially all of our resources on our grading and services segment will better enable us to achieve improvements in the profitability, there is no assurance that our strategy will prove to be successful. Among other things, one consequence of our strategy is that there will be a significant decline in our revenues. As a result, our profitability will suffer if we are unable to reduce our general and administrative expenses to bring them in line with our lower revenue base. Also, there is a practical limit on the amount by which expenses can be reduced as a means of improving profitability. As a result, our success in the future will depend as well on our ability to achieve internal growth in our grading businesses and to find and take advantage of opportunities to acquire other businesses that provide value added services to the collectibles markets. There is no assurance that we will be able to achieve such growth and growth by acquisition presents a number of risks including an inability to integrate newly acquired businesses into existing operations successfully.
    These forward-looking statements are made only as of the date of this news release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

    For further information, please contact Brandi Piacente of Anne McBride Company, +1-212-983-1702, ext. 208, for Collectors Universe.



                          PART I - FINANCIAL INFORMATION

    Item 1.  Financial Statements

                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     as of March 31, 2004, and June 30, 2003
                      (in thousands, except per share data)
                                   (Unaudited)

                                                     March 31,       June 30,
                                                       2004           2003
    ASSETS
    Current assets:
      Cash and cash equivalents                      $15,739         $4,482
      Accounts receivable, net of allowance
       for doubtful accounts of $27 (March)
       and $29 (June)                                    675            454
      Inventories, net                                   403            180
      Prepaid expenses and other                         763            638
      Refundable income taxes                             --          1,183
      Deferred income taxes                            1,066          1,066
      Current assets of discontinued operations
       held for sale                                   7,597         15,947
        Total current assets                          26,243         23,950
    Property and equipment, net                        1,117          1,262
    Deferred income taxes                              6,467          6,467
    Other assets                                         107            194
    Non-current assets of discontinued
     operations held for sale                            183            418
                                                     $34,117        $32,291
    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                  $587           $917
      Accrued liabilities                              1,050          1,253
      Accrued compensation and benefits                  767            490
      Income taxes payable                               748             --
      Deferred revenue                                 1,217            777
      Current liabilities of discontinued
       operations held for sale                        1,274          2,144
        Total current liabilities                      5,643          5,581
    Deferred rent                                        401            391
    Other long-term liabilities                           40             --
    Commitment and contingencies
    Stockholders' equity:
      Preferred stock, $.001 par value;
       5,000 shares authorized; no shares
       issued or outstanding                              --             --
      Common stock, $.001 par value;
       40,000 shares authorized; issued and
       outstanding 6,186 at March 31, 2004
       and 6,255 at June 30, 2003                     41,673         40,904
      Accumulated deficit                            (12,619)       (13,564)
      Treasury stock, at cost (125 shares)            (1,021)        (1,021)
        Total stockholders' equity                    28,033         26,319
                                                     $34,117        $32,291

       See accompanying notes to condensed consolidated financial statements


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                Three Months Ended       Nine Months Ended
                               March 31,   March 31,   March 31    March 31,
                                 2004        2003       2004        2003

    Net revenues                $6,896      $5,171    $18,661     $14,404
    Cost of revenues             2,479       2,059      6,810       5,576
        Gross profit             4,417       3,112     11,851       8,828
    Selling, general
     and administrative
     expenses                    3,041       3,277      9,299       9,169
        Operating income
         (loss)                  1,376        (165)     2,552        (341)
    Interest income, net            11          64         25          85
    Other expenses                  (4)        (14)       (23)         (6)
    Income (loss) before
     income taxes                1,383        (115)     2,554        (262)
    Provision (benefit)
     for income taxes              592         (40)     1,075        (490)
    Income (loss) from
     continuing operations
     before cumulative
     effect of change
     in accounting
     principle                    $791        $(75)    $1,479        $228
    Cumulative effect of
     change in accounting
     principle, net of
     income taxes of $27            --          --         --         (56)
    Gain (loss) from
     discontinued operations,
     net of income taxes           201          50       (534)     (9,323)
    Net income (loss)             $992        $(25)      $945     $(9,151)

    Net income (loss)
     per basic share:
      Income (loss) from
       continuing operations
       before cumulative
       effect of change
       in accounting
       principle                 $0.13      $(0.01)      $0.24       $0.04
      Cumulative effect
       of change in
       accounting principle,
       net of income taxes          --          --         --        (0.01)
      Gain (loss) from
       discontinued operations,
       net of income taxes        0.03        0.01      (0.09)       (1.51)
      Net income (loss)          $0.16       $0.00      $0.15       $(1.48)

    Net income (loss)
     per diluted share:
      Income (loss) from
       continuing operations
       before cumulative
       effect of change in
       accounting principle      $0.13      $(0.01)      $0.24       $0.04
      Cumulative effect of
       accounting change,
       net of income taxes          --          --         --        (0.01)
      Gain (loss) from
       discontinued operations,
       net of income taxes        0.03        0.01      (0.09)       (1.51)
      Net income (loss)          $0.16       $0.00      $0.15       $(1.48)

    Weighted average shares
     outstanding:
      Basic                      6,135       6,131      6,160       6,162
      Diluted                    6,319       6,131      6,306       6,162

      See accompanying notes to condensed consolidated financial statements


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (in thousands, except share data)
                                   (unaudited)

                                                        Nine Months Ended
                                                            March 31,
                                                       2004           2003
    OPERATING ACTIVITIES:
      Income from continuing operations               $1,479           $228
      Adjustments to reconcile income from
       continuing operations to net cash provided
       by operating activities:
        Depreciation and amortization                    500            565
        Loss on disposal of fixed assets                  31              6
        Cumulative effect of accounting change            --             56
        Interest on note receivable from an officer       --             (6)
        Provision for doubtful accounts                   25             76
        Provision for inventory write down                38             --
      Deferred income taxes                               --           (174)
      Changes in operating assets and liabilities:
        Accounts receivable                             (239)           310
        Inventories                                     (232)            48
        Prepaid expenses and other assets                  8           (214)
        Refundable income taxes                          535            234
        Other assets                                     140            (65)
        Accounts payable and accrued liabilities       1,422           (556)
        Deferred revenue                                 439            322
        Deferred rent                                     10            104
          Net cash provided by operating activities    3,693            934
    INVESTING ACTIVITIES:
      Capital expenditures                              (456)          (262)
      Collections on notes receivables                    --             22
      Proceeds from sale of fixed assets                  70              1
          Net cash used in investing activities         (386)          (239)
    FINANCING ACTIVITIES:
      Proceeds from employee stock purchase plan          21             15
      Proceeds from exercise of stock options            749              2
          Net cash provided by financing activities      770             17

    Discontinued Operations:
      Net cash provided by operations of
       discontinued operations                         6,717            926

    Net increase in cash and cash equivalents         11,257          3,194
    Cash and cash equivalents at beginning
     of period                                         4,482          4,947
    Cash and cash equivalents at end of period       $15,739         $8,853

    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                        $--            $--
    Income taxes paid                                    $14           $329
    SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:


    During the nine months ended March 31, 2003, an officer of the Company transferred to the Company 130,207 shares of the Company's common stock owned by him, with a fair value of $386,000 in full satisfaction of the then outstanding balance on a note receivable due from the officer.

    In connection with the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the Company completed the impairment test and concluded that substantially all of its goodwill was impaired, resulting in an impairment charge, recorded in the six months ended December 31, 2002, of $56,000 (net of tax effect of $27,000) as a cumulative effect of accounting change and $8,917,000 (net of taxes of $4,484,000) as a cumulative effect of accounting change included in operations from discontinued operations.


SOURCE  Collectors Universe, Inc.
    -0-                             05/17/2004
    /CONTACT: Brandi Piacente of Anne McBride Company, +1-212-983-1702, ext. 208, for Collectors Universe/
    /Web site:  http://www.collectors.com /
    (CLCT)

CO:  Collectors Universe, Inc.
ST:  California
IN:  REA
SU:  ERN ERP CCA MAV